FORM OF
                      DISTRIBUTION AGREEMENT FOR REGISTRANT




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                                    FORM OF
                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                              THE TOCQUEVILLE TRUST
                                       AND
                           TOCQUEVILLE SECURITIES L.P.



                  THIS AGREEMENT made this ___ day of ______, 199_, by and between THE TOCQUEVILLE FUND, a Massachusetts business trust (hereinafter referred to as the "Fund"), on behalf of its series listed on Exhibit A, and TOCQUEVILLE SECURITIES L.P. (hereinafter referred to as the "Distributor").


                              W I T N E S S E T H:


                  In  consideration of the mutual covenants herein contained and
other  good  and  valuable   consideration,   the  receipt   whereof  is  hereby
acknowledged, the parties hereto agree as follows:


                  FIRST: The Fund hereby appoints the Distributor as its underwriter to promote the sale and to arrange for the sale of shares of beneficial interest of the Fund to the public through its sales representatives and to investment dealers in the states set forth in Exhibit B. In addition, the Distributor may receive payment for certain distribution expenses pursuant to a Rule 12b- 1 distribution plan.

                  The Fund agrees to sell and deliver its shares, upon the terms hereinafter set forth, as long as it has unissued and/or treasury shares available for sale.


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                  SECOND: The Fund hereby authorizes the Distributor, subject to law and the Declaration of Trust of the Fund, to accept, for the account of the Fund, orders for the purchase of its shares, satisfactory to the Distributor, as of the time of receipt of such orders by the dealer or as otherwise described in the then current Prospectus of the Fund.


                  THIRD: The Fund will determine the net asset value of its shares once daily as of the close of trading on The New York Stock Exchange on each day that the Exchange is open for business. It is expected that the Exchange will be closed on Saturdays and Sundays and on New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value is determined by dividing the market value of the Fund's investments as of the close of trading plus any cash or other assets (including dividends receivable and accrued interest) less all liabilities (including accrued expenses) by the number of Fund shares outstanding. Securities traded on the New York Stock Exchange or the American Stock Exchange will be valued at the last sale price or, if no sale, at the mean between the latest bid and asked price. Securities traded in any other U.S. or foreign market shall be valued in a manner as similar as possible to the above or, if not so traded, on the basis of the latest available price. Securities sold short against the box will be valued at market as determined above; however, in instances where the Fund has sold securities short against a long position in the issuer's convertible securities, for the purpose of valuation, the securities in


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the short  position  will be valued at the "asked" price rather than the mean of the last "bid" and "asked" prices. Gold bullion investments will be valued at their respective fair market values determined on the basis of the mean between the last current bid and asked prices based on dealer or exchange quotations. Where there are no readily available quotations for securities they will be valued at fair market value as determined by the Board of Trustees of the Fund acting in good faith.

                  FOURTH: The Distributor agrees to devote reasonable time and effort to enlist investment dealers and otherwise promote the sale and distribution and act as Distributor for the sale and distribution of the shares of the Fund as such arrangements may profitably be made; but so long as it does so, nothing herein contained shall prevent the Distributor from entering into similar arrangements with other funds and to engage in other activities. The Fund reserves the right to issue shares in connection with any merger or consolidation of the Fund with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(a) of the Investment Company Act of 1940.


                  FIFTH: Upon receipt by the Fund at its principal place of business of a written order from the Distributor, together with delivery instructions, the Fund shall, as promptly as practicable, cause certificates for the shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Distributor, against payment therefor in such manner as may be acceptable to the Fund.


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                  SIXTH:  All sales  literature and  advertisements  used by the
Distributor in connection with sales of the shares of the Fund shall be subject to the approval of the Fund. The Fund authorizes the Distributor in connection with the sale or arranging for the sale of its shares to give only such information and to make only such statement or representations as are contained in the current Prospectus and Statement of Additional Information or in sales literature  or  advertisements  approved  by  the  Fund  or  in  such  financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Fund shall not be responsible in any way for any information,
statements  or  representations   given  or  made  by  the  Distributor  or  its
representatives   or  agents  other  than  such   information,   statements  and
representations contained in the then current Prospectus and Statement of Additional Information.


                  SEVENTH: The Distributor as agent of the Fund is authorized, subject to the direction of the Fund, to accept shares for redemption at their net asset value, determined as prescribed in the then current prospectus of the Fund.


                  EIGHTH:  The Fund shall bear:
                  (A) the expenses of qualification of the shares for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Fund that it does not wish such qualification continued; and


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                  (B) all legal expenses in connection with the foregoing.

                  NINTH:  The Distributor shall bear:
                  (A) the expenses of printing and distributing prospectuses and statements of additional information (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the shareholders by the Fund and pursuant to any Rule 12b-1 distribution plan), and any other promotional or sales literature which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement;

                  (B) expenses of any advertising used by the Distribu-tor in connection with such public offering; and


                  TENTH: The Distributor will accept orders for shares of the Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.


                  ELEVENTH: The Fund shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants, and with such reasonable number of printed copies of each quarterly, semi-annual and annual report of the Fund as the Distributor may request, and shall cooperate fully in the efforts

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of the  Distributor  to sell and  arrange  for the sale of its shares and in the performance by the Distributor of all its duties under this Agreement.

                  TWELFTH: The Fund agrees to register, from time to time as necessary, additional shares with the Securities and Exchange Commission, state and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement, Prospectus or necessary in order that there may be no omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean from time to time the Registration Statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended at such time, and the term "Prospectus" shall mean for the purposes of this Agreement from time to time the form of prospectus and statement of additional information authorized by the Trust for use by the Underwriter and by dealers.


                  THIRTEENTH:

                  (A) The Fund and the Distributor shall each comply with all applicable provisions of the Investment Company Act of 1940, the Securities Act of 1933, and of all other Federal and


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state laws,  rules and regulations governing  the issuance and sale of shares of the Fund.

                  (B) In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Fund agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, statement of additional information or prospectus of the Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur arising out of or based upon any act or deed of sales representatives of the Distributor which is outside the scope of their authority.

                  (C) The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, or Prospectus of the Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to


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the Fund in connection therewith by or on behalf of the Distributor.

                  FOURTEENTH: Nothing herein contained shall require the Fund to take any action contrary to any provision of its trust agreement or to any applicable statute or regulation.

                  FIFTEENTH: This Agreement has been approved by the Trustees of the Fund and shall become effective at the close of business on the date hereof, and shall remain in effect for two years from the date hereof and shall continue in force and effect for successive annual periods thereafter, provided that such continuance is specifically approved at least annually (a)(i) by the Board of Trustees of the Fund, or (ii) by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company
Act), and (b) by vote of a majority of the Fund's Trustees who are not interested persons (as defined in Section 2(a)(19) of the Investment Company
Act) of the Distributor by votes cast in person at a meeting called for such purpose.

                  SIXTEENTH: A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.


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                  SEVENTEENTH:

                  (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days written notice to the other party.

                  (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.


                  EIGHTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund shall be 1675 Broadway, New York, New York 10019 and the address of the Distributor shall be 1675 Broadway, New York, New York 10019.


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                  IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


ATTEST:                                THE TOCQUEVILLE TRUST, on behalf of the
                                         series listed in Exhibit A



                                       By:
----------------                          ------------------



ATTEST:                                TOCQUEVILLE SECURITIES L.P.



                                       By:
----------------                          ------------------


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EXHIBIT A

             The Tocqueville Gold Fund (as of June 29, 1998)




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EXHIBIT B
THE TOCQUEVILLE TRUST

The Tocqueville Gold Fund